UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09727	13-3419202
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

43460 Ridge Park Drive, Suite 140
Temecula, California 92590
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (951) 587-6201

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On June 22, 2009, the Board of Directors of Patient Safety Technologies, Inc. (the “Company”) appointed Loren L. McFarland and Howard E. Chase as directors to fill the vacancies created with the departure of David M. Augustine and David I. Bruce.  Messrs. McFarland and Chase will serve until their successors are duly elected or appointed and qualified.

Mr. McFarland has been appointed to the audit committee and the compensation committee.  Mr. McFarland will serve as the Chair of the audit committee.  Mr. Chase has been appointed to the audit committee, the nominating committee and the compensation committee.  Mr. Chase will serve as the Chair of the nominating committee and the compensation committee.

Mr. McFarland and Mr. Chase were each granted  a non-statutory option to purchase up to 200,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of the common stock on the date of grant.  The options are immediately exercisable as to all shares and have a term of ten years from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PATIENT SAFETY TECHNOLOGIES, INC.

Date: June 26, 2009	By:	/s/ Mary Lay
Name: Mary Lay
Title: Interim Chief Financial Officer